UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 15, 2009

Avatech Solutions, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31265	84-1035353
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10715 Red Run Boulevard, Owings Mills, Maryland		21117
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410-581-8080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of President

Effective October 15, 2009, the Board of Directors of Avatech Solutions, Inc. (the "Company") decided to separate the positions of Chief Executive Officer and President and then appointed Lawrence Rychlak, age 53, as the Company’s President. Mr. Rychlak will continue to serve as the Company’s Chief Financial Officer, a position he has held since May 2005. George Davis will continue to serve as the Company’s Chief Executive Officer. No changes in compensation or benefits are expected to result from these officer changes. Information regarding Mr. Rychlak’s business experience and compensation arrangement is provided in the sections of the Company’s definitive proxy statement filed on September 28, 2009 entitled "Executive Officers" and "Executive Compensation", which sections are incorporated herein by reference.

The Company issued a press release on October 15, 2009 announcing Mr. Rychlak’s appointment, a copy of which is filed herewith as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits filed or furnished with this report are listed in the Exhibit Index that immediately follows the signatures hereto, which Exhibit Index is incorporated herein by reference.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avatech Solutions, Inc.

October 16, 2009	By:	Lawrence Rychlak

Name: Lawrence Rychlak
Title: President and Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press release dated October 15, 2009 (filed herewith)